EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces The Closing Of The Loan Extension

Denver, Colorado, November 12, 2013  ─  Vista Gold Corp. ("Vista" or the "Company") (NYSE MKT and TSX: VGZ) announced the closing of the previously announced agreement with its lender, Sprott Resource Lending Partnership ("Sprott"), to extend the maturity date of its Cdn$10 million loan from March 2014 to March 2015. The interest rate remains unchanged at 8% per annum, payable monthly.  Pursuant to the terms of the original loan agreement, as an extension fee Vista issued Sprott 486,382 common shares, which shares represent 3.5% of the loan value.

Frederick H. Earnest, President and Chief Executive Officer, said, "We are fortunate to have a lender that has a longer term view and understands the intrinsic value of our assets. If we receive the final payment for the sale of the Los Cardones Project expected in January 2014, we will pay the Sprott loan down to approximately Cdn$4 million.  Management believes this extension provides us with the flexibility that is critical to executing our strategic plan to preserve value during these difficult markets and to continue to provide leverage to gold prices when the markets recover."

About Vista Gold Corp.

Vista is a gold company currently conducting a strategic review of its portfolio of gold assets, and is focused on advancing its flagship Mt. Todd gold project in Northern Territory, Australia. Vista’s portfolio of assets also includes a 24.9% holding in Midas Gold Corp., the Guadalupe de los Reyes gold/silver project in Mexico (a preliminary economic assessment was completed in March 2013), the Awak Mas gold project in Indonesia (One Asia Resources Ltd. working to earn an 80% interest), a royalty on the Amayapampa gold project in Bolivia (being advanced by LionGold Corp. Ltd.), and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, paying down the Sprott loan in early 2014 to approximately Cdn$4 million, execution of our strategic plan and continuing to provide leverage to gold prices and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: the receipt of the final payment for the Los Cardones Project, approved business plans, anticipated and estimated costs and budget expenditures to continue to optimize and advance the Company’s core assets, the perceived extent and duration of the current weakness of gold equity securities and other such matters.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain approval of the EIS and the necessary permits for the Mt. Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.